[TYPE]EX-21                 [C]
DANAHER CORPORATION & SUBSIDIARIES
Exhibit to 1996 Annual Report on Form 10K
(22) Subsidiaries of Registrant

                                                  State/
                                             Jurisdiction
                                             of Incorp.     DBA
No.       Corporation
138       143420 Ontario, Inc.               Ontario        -
125       AC Intermediate Co.                Ohio           -
124       Acme-Cleveland Corp.               Ohio           -
127       Acme-Cleveland Laser Systems, Inc. Ohio           -
128       Acme Communications Tech.Sys.Corp. Ohio           -
126       ACMS Incorporated                  Ohio           -
112       Air Dry Company of America, LLC    Delaware       -
 58       A.L. Hyde Company                  Delaware       -
 62       The Allen Manufacturing Company    Delaware  Danaher Tool Group
147       American Sigma, Inc.               New York       -
 20       Ammco Tools, Inc.                  Illinois  Hennessy/Ammco
129       Amtronx Inc.                       Ohio           -
 54       Anderson Instrument Co., Inc.      New York       -
  5       Armstrong Tools, Inc.           Delaware       Partlow/Anderson
130       Ball Screws and Actuators Co., Inc.     California          -
 12       Beamco, Inc.                       Wisconsin      -
 92       CEI Acquisition Company       Delaware  Veeder-Root Co.
 80       CGF Automation Limited             England        -
 30       Chicago Pneumatic Tool Co.         Delaware      -
 44       Cleveland Precision Systems GmbH   Germany        -
 96       Commercial Avenue Company          Delaware       -
132       Communications Technology (CN)Ltd. Brit.Colum.         -
31        Communications Technology Corp.    California          -
133       Communications Technology Corp., S.A. Mexico      -
 81       Contents Measuring Systems Limited England        -
117       Cyberex, B.V.                      Netherlands         -
115       Cyberex, LLC                       Delaware       -
116       Cyberex Limited                    England        -
145       Danaher Alberta, Inc.              Alberta        -
146       Danaher Canada, Inc.               Alberta        -
  1       Danaher Corporation                Delaware       -
 50       Danaher Finance Company            Delaware       -
 90       Data Recorders Incorporated        Delaware       -
 98       DCI Consolidated Industries, Inc.  Delaware       -
 99       Delta Consolidated Industries, Inc.     Arkansas       -
  8       DH Holdings Corp.                  Delaware       -
  2       DHR Services, Inc.                 Delaware       -
 23       Diesel Engine Retarders, Inc.      Delaware       -
  6       Diversified Mortgage Investors, Inc.    Delaware       -
  3       DMG Plastics, Inc.                 Delaware       -
136       Dolan-Jenner Europe, B.V.          Netherlands         -
135       Dolan-Jenner Industries, Inc.      Mass.               -
 14       Dynapar Corporation      Illinois   Danaher Controls
  9       Easco Hand Tools, Inc.   Delaware       Danaher Tool Group
 15       Encoders Incorporated              Delaware       -
101       Exidyne Instrumentation Technologies    Pennsylvania   -
 59       Extrusion Plastics, Inc.           Delaware       -
134       Fire Networks, Inc.           Delaware       -
  4       FJ 900, Inc.                  Delaware       -
 55       Flow Measurement Corporation       Delaware       -
 89       GID Acquisition Company       Delaware  GID Instruments
 76       Gwendolene Holdings Limited        England        -
 10       Hand Tool Design Corporation       Delaware       -
120       Hecon Industries, Inc.             New Jersey          -
121       Hecon Properties, Inc.             New Jersey          -
48        Hengstler Belgium SPRL             Belgium        -
49        Hengstler Canada, Inc.             Ontario        -
39        Hengstler Controle Numerique SARL  France         -
47        Hengstler Espa a, S.A.             Spain               -
84        Hengstler Flexitime Limited        England        -
 37       Hengstler GmbH                     Germany        -
 83       Hengstler Great Britain Limited    England        -
 82       Hengstler Industries Limited       England        -
 46       Hengstler Italia SRL               Italy               -
 45       Hengstler Japan Corp.              Japan               -
 85       Hengstler Leasing Limited          England        -
 51       Hengstler Nederland, B.V.          Netherlands         -
 41       Hengstler Tid och Passage, A.B.    Sweden         -
 18       Hennessy Industries Canada, Inc.   Ontario        -
 16       Hennessy Industries, Inc.     Delaware  Hennsessy/Ammco
 65       Holo-Krome Australia Pty, Ltd.          Australia      -
 61       Holo-Krome Company            Delaware       -
 87       Holo-Krome Limited            England        -
 64       Holo-Krome Uniform Fasteners, Inc. California          -
 95       Houma Realty Company               Delaware       -
 63       Industrial Fasteners, Inc.         Delaware       -
 24       Jacobs Chuck Manufacturing Company Delaware       -
 25       Jacobs Chuck Mfg.(Suzhou) Co.Ltd.  China               -
 26       Jacobs Chuck Trading (Shanghai) Co.LtdChina       -
 27       Jacobs Japan, Inc.            Delaware       -
 86       Jacobs Manufacturing Co. Ltd.      England        -
 22       Jacobs Vehicle Systems, Inc.       Delaware       -
114       Jennings Land Company              Delaware       -
113       Jennings Technology Company, LLC   Delaware  Joslyn Jennings
119       Joslyn Canada, Inc.           Ontario        -
109       Joslyn Clark Controls, LLC         Delaware       -
103       Joslyn Company, LLC           Delaware       -
105       Joslyn Electronic Systems Company, LLCDelaware         -
118       Joslyn Foreign Sales Corp.         Virgin Is.          -
106       Joslyn Hi-Voltage Company, LLC          Delaware       -
102       Joslyn Holding Company             Delaware       -
104       Joslyn Manufacturing Co.           Delaware       -
108       Joslyn Research & Development Corp.     Delaware       -
111       Joslyn Sunbank Company, LLC        Maryland       -
107       JPP Corporation                    Delaware       -
 97       JS Technology, Inc.           Delaware       -
 38       KACO GmbH                     Germany        -
 19       K-D Tools of Canada Ltd.           Ontario        -
 11       K-D Tools of Puerto Rico, Inc.          Delaware       -
123       Kistler-Morse Corporation          Delaware       -
 72       Launchchange Limited               England        -
137       LSMT Corp.                         Michigan       -
 29       Matco Tools Corporation            New Jersey          -

122       McCrometer, Inc.                   Delaware       -
 31       Mechanics Custom Tools Corporation Delaware       -
 91       Middle Road Company           Delaware       -
139       M & M de France, Inc.              Ohi            -
140       M & M Precision Systems Corp.      Ohio           -
141       Namco Controls Corporation         Ohio           -
 43       Namco Controls GmbH           Germany        -
 32       NMTC, Inc.                    Delaware       Matco Tools
 94       Normandy Court Company             Delaware       -
 13       Old Tide Corp.                California          -
 52       The Partlow Corporation       New York       Partlow/Anderson
 68       Petroleum Industry Controls, Inc.  Delaware       -
142       Phoenix Microsystems, Inc.         Alabama        -
 77       Piccadilly Precision Engineering Ltd.U.K.              -
148       Plastifab, Inc.                    Canada         -
 28       Power Tool Holders Incorporated    Delaware       -
 34       Power Transformer Controls Company Delaware       -
 35       QualiTROL Canada, Inc.             Ontario        -
 33       QualiTROL Corporation              New York       -
 36       QualiTROL GmbH                Germany        -
 79       QualiTROL Instruments Limited      England        -
 66       Quality Wire Processing, Inc. Delaware  Danaher Tool Group
 88       Relay Park Realisations Ltd.       England        -
 40       SCI Hengstler                 France         -
 17       Service Station Products Company   Delaware       -
 78       Spline Gauges Ltd.            U.K.           -
149       Sullivan Property Holding Company  Delaware       -
110       Sunbank Family of Companies, LLC   Maryland       -
 57       Swiss Precision Parts Corp.        Delaware       -
 53       Time & Temperature Controls Corp.  Delaware       -
100       Truck Storage Incorporated         Delaware       -
144       TxPort Data Inc.                   Canada         -
143       TxPort Inc.                        Delaware       -
  7       Utica Holding Company              Delaware       -
 67       Veeder-Root Company           Delaware       -
 70       Veeder-Root do Brasil              Brazil         -
 75       Veeder-Root Environmental Systems Ltd.England          -
 42       Veeder-Root GmbH                   Germany        -
 74       Veeder-Root Limited           England        -
 69       Veeder-Root of N.C., Inc.     Delaware  Danaher Tool Group
 71       Veeder-Root SARL              France                  -
 93       Warrick Controls, Inc.        Delaware              -
 73       West Instruments Limited      England              -
 56       Western Pacific Equipment Corp.  Delaware          -
 21       Wheel Service Equipment Corporation   Delaware      -
 60       World Plastic Extruders, Inc.    New York           -